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                       TOUCHTUNES MUSIC CORPORATION
                         1880 S SAHARA, SUITE 107
                            LAS VEGAS, NEVADA
                                  89104


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                               EXHIBIT 21
                        SCHEDULE OF SUBSIDIARIES

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The Registrant has one subsidiary.
The subsidiary was incorporated in 1997, in Canada, under the Canada Business Corporations Act.

TouchTunes Digital Jukebox, Inc.
3 Commerce Place
4th Floor
Rum's Island, Verdum, Quebec
Canada
K3E 1B7

Main telephone number (514) 762-6244
Main facsimile number (514) 762-6483